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Form BCA-10.30                                  ARTICLES OF AMENDMENT
(Rev. Jan. 1999)                                                                                File # 6053-811-5
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Jesse White                                                                                     SUBMIT IN DUPLICATE
Secretary of State
Department of Business Services                                                                 This space for use by
Springfield, IL 62756                                                                             Secretary of State
Telephone (217) 782-1832
-----------------------------------------                                                       Date  January 4, 2000
Remit payment in check or money                                                                 Franchise Tax   $
order, payable to "Secretary of State."                                                         Filing Fee*     $25.00
The filing fee for restated articles of                                                         Penalty         $
amendment - $100.00                                                                             Approved:
http://www.sos.state.il.us
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                                                        ENERGY CONVERGENCE HOLDING COMPANY
1.  CORPORATE NAME: -------------------------------------------------------------------------------------------------------------
                                                                                                                            (Note 1)
2.  MANNER OF ADOPTION OF AMENDMENT:
    The following amendment of the Articles of Incorporation was adopted on December 20, 1999, in the manner indicated below. ("X"
    one box only)
    [ ]  By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                                                                            (Note 2)
    [ ]  By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                                                                            (Note 2)
    [ ]  By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                                                                            (Note 3)
    [ ]  By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                                                                            (Note 4)
    [ ]  By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                                                                       (Notes 4 & 5)
    [XX] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                                                                            (Note 5)

3.  TEXT OF AMENDMENT:

    a.  When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
        Article I:  The name of the corporation is:

                                                            DYNEGY INC.
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                                                            (NEW NAME)


                                          All changes other than name, include on page 2
                                                              (over)
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4.  The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
    (if not applicable, insert "No change")

    No Change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

    No Change

    (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

                                        Before Amendment        After Amendment

                  Paid-in Capital        $ no change              $ no change
                                         -----------              -----------

   (Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

    Dated    December 20,      1999       ENERGY CONVERGENCE HOLDING COMPANY
          ----------------------------    -------------------------------------
            (Month & Date)    (Year)          (Exact Name of Corporation at
                                                     date of execution)

    attested by  /s/ Larry Altenbaumer    by  /s/ Charles Bayless
               ------------------------      ----------------------------------
                (Signature of Secretary         (Signature of President or
                 or Assistant Secretary)               Vice President)

           Larry Altenbaumer, Secretary        Charles Bayless, President
           ------------------------------     ----------------------------------
           (Type or Print Name and Title)      (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                      OR

    If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

    The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

    Dated
          -------------------------, ---------
               (Month & Day)           (Year)

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